UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2013, Retail Properties of America, Inc. (the “Company”) amended and restated its existing credit agreement with a number of financial institutions to provide an unsecured credit facility in the aggregate amount of $1,000,000,000, consisting of a $550,000,000 unsecured revolving line of credit and a $450,000,000 unsecured term loan (together, the “Facility”). The Facility replaces the Company’s previous $650,000,000 unsecured credit facility. The Company has the ability to increase the available borrowings under the Facility (the term and/or revolving portions) by up to $450,000,000, for a total aggregate potential Facility size of $1,450,000,000. The Facility contains customary representations, warranties and covenants, and events of default, which are substantially similar to those under the previous facility. Loans under the Facility bear interest at a rate per annum equal to LIBOR or the alternative base rate plus a margin of between 1.45% and 2.05%, based on the Company’s leverage ratio as calculated under the Facility. The current interest rate on the revolving line of credit decreased 50 bps from the previous revolving line of credit to LIBOR plus 1.50% per annum and the current interest rate on the term loan decreased 55 bps from the previous term loan to LIBOR plus 1.45% per annum. Interest on amounts outstanding under the Facility is payable monthly. The Company may pay outstanding principal amounts under the Facility at any time without penalty or premium. Any unpaid principal amounts are due and payable upon maturity of the Facility. The term loan portion of the Facility matures on May 11, 2018 (extended from February 24, 2016 under the previous facility), and the revolving portion of the Facility matures on May 12, 2017 (extended from February 24, 2015 under the previous facility), but the maturity date of the revolving portion of the Facility may be extended by the Company for one additional year subject to continued compliance with the terms of the Facility and the payment of an extension fee of 0.15%, a 10 bps reduction from the previous facility.

Upon closing, the Company borrowed the full amount of the term loan. As of May 13, 2013, the Company had full availability under the revolving line of credit, of which it had borrowed $105,000,000, leaving $445,000,000 available.

The foregoing summary is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement, which governs the Facility and is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated as of May 13, 2013, among Retail Properties of America, Inc. and the lenders identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: May 16, 2013		Executive Vice President, General Counsel and Secretary